UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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KVH INDUSTRIES, inc.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE VIEX SPECIAL OPPORTUNITIES FUND II, LP VIEX GP, LLC VIEX SPECIAL OPPORTUNITIES GP II, LLC VIEX CAPITAL ADVISORS, LLC JOHN MUTCH ERIC SINGER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One (“Series One”), together with the other participants named herein (collectively, “VIEX”), has filed a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2021 annual meeting of stockholders (the “Annual Meeting”) of KVH Industries, Inc., a Delaware corporation (the “Company”).

On April 12, 2021, VIEX filed a Schedule 13D which included the following language in Item 4:

Item 4.	Purpose of Transaction.

The Reporting Persons purchased the securities of the Issuer based on the Reporting Persons’ belief that such securities, when purchased, were undervalued and represented an attractive investment opportunity. Depending upon overall market conditions, other investment opportunities available to the Reporting Persons, and the availability of securities of the Issuer at prices that would make the purchase or sale of such securities desirable, the Reporting Persons may endeavor to increase or decrease their position in the Issuer through, among other things, the purchase or sale of securities of the Issuer on the open market or in private transactions or otherwise, on such terms and at such times as the Reporting Persons may deem advisable.

On January 14, 2021, Series One delivered a letter to the Issuer (the “Nomination Notice”) nominating Messrs. Mutch and Singer for election to the Board at the Issuer’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”). The Reporting Persons believe the Nominees have the necessary experience, qualifications, and skill sets to serve as directors of the Issuer, which are described in more detail in their biographies below.

The Reporting Persons believe the Issuer has been run like a private company with a Board that does not appear to us to provide the necessary oversight to create value for stockholders. We view this election as a referendum on the Issuer’s poor corporate governance and long term underperformance. The Reporting Persons own more Shares than the Issuer’s Chief Executive Officer, President and Chairman of the Board, despite him serving as the Issuer’s President and a director since 1982, Chief Executive Officer since 1990, and as Chairman of the Board since 2007. The Issuer’s chronic stock price and operating underperformance under Mr. Heyningen suggests to us that he is running the Issuer without effective Board oversight and appropriate accountability. The Board has aggressively diluted stockholders by approximately 14% over the past five years with little evidence of commensurate reward to the true owners of the Issuer – the stockholders – based on the lack of value creation over the same period compared to the Russell 2000 Index, the Russell 3000 Index and the Russell 2000 Utilities: Telecommunications Index. In contrast, the Reporting Persons believe the addition of their two highly qualified candidates who represent a large stockholder with significant skin in the game, will help to better align the Board with stockholder interests and be the best chance of seeing a return on their investments.

In addition, the Reporting Persons are concerned that the Board appears to be squandering significant stockholder resources by engaging expensive advisors to help entrench itself as opposed to focusing on maximizing stockholder value. The Issuer has refused to engage in meaningful discussions with the Reporting Persons to avoid a contested election, even though the Nominees have more public company board experience than the current directors. Nevertheless, if elected, the Nominees are committed to working cooperatively with the remaining board members to explore all opportunities to unlock value.

The Nominees are:

John Mutch is a seasoned operating executive and investor in the technology industry with over 30 years of public and private company operating and investing experience with a long, sustained track record of creating stockholder value and extensive executive management experience. Mr. Mutch serves as managing partner of MV Advisors LLC (“MV Advisors”), a strategic block investment firm that provides focused investment and strategic guidance to small and mid-cap technology companies. Previously, Mr. Mutch served as President, CEO and Chairman of the Board of Directors of BeyondTrust Software, a privately-held security software company. He also served as President and CEO of both Peregrine Systems and HNC Software, an enterprise analytics software provider. Mr. Mutch currently serves as a member of the Board of Directors of Agilysys, Inc., and as the Chairman of the Board of Aviat Networks and previously served as a director of Maxwell Technologies, Inc., YuMe, Inc., Steel Excel Inc., Phoenix Technology, Edgar Online, Aspyra, Inc., Overland Storage, Inc. and Brio Software, Inc.

Eric Singer has demonstrated financial expertise and significant experience serving as a director of various technology companies. Mr. Singer serves as the managing member of each of VIEX GP, VSO GP II and VIEX Capital. Currently, Mr. Singer serves on the board of directors of A10 Networks, an application controller and firewall cloud security company, where he has served as Lead Independent Director since September 2020, and Immersion Corporation, a premier licensing company focused on the creation, design, development, and licensing of innovative haptic technologies, where he has served as Executive Chairman since August 2020. Previously, Mr. Singer served as chairman of the board of directors of RhythmOne plc, YuMe, Inc. and Sigma Designs, Inc., and as a director of Quantum Corporation, Support.com, Numerex Corp., TigerLogic Corporation, IEC Electronics, Meru Networks, Inc., PLX Technology, Inc. and Zilog Corporation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

VIEX Opportunities Fund, LP – Series One (“Series One”), together with the other participants named herein (collectively, “VIEX”), has filed a preliminary proxy statement and an accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the upcoming 2021 annual general meeting of stockholders of KVH Industries, Inc. (the “Company”).

VIEX STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS WHEN AND AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be VIEX Opportunities Fund, LP – Series One, VIEX Opportunities Fund II, LP (“VSO II”), VIEX GP, LLC (“VIEX GP”), VIEX Special Opportunities GP II, LLC (“VSO GP II”), VIEX Capital Advisors, LLC (“VIEX Capital”), John Mutch and Eric Singer (collectively, the “Participants”).

As of the date hereof, Series One beneficially owns 729,472 shares of Common Stock directly, including 1,000 shares held in record name. As of the date hereof VSO II beneficially owns 267,658 shares of Common Stock directly. VIEX GP, as the general partner of Series One, may be deemed to beneficially own the 729,472 shares of Common Stock beneficially owned by Series One. VSO GP II, as the general partner of VSO II, may be deemed to beneficially own the 267,658 shares of Common Stock beneficially owned by VSO II. VIEX Capital, as the investment manager of Series One and VSO II, may be deemed the beneficial owner of the 729,472 shares of Common Stock beneficially owned Series One and the 267,658 shares of Common Stock beneficially owned by VSO II. Mr. Singer, as the managing member of VIEX GP, VSO GP II and VIEX Capital may be deemed the beneficial owner of the 729,472 shares of Common Stock beneficially owned Series One and the 267,658 shares of Common Stock beneficially owned by VSO II. As of the date hereof, Mr. Mutch does not beneficially own any securities of the Company.